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                                                                   EXHIBIT 10.24



                             SIMPLEX SOLUTIONS, INC.

                         MANAGEMENT CONTINUITY AGREEMENT


        This Management Continuity Agreement (the "Agreement") is dated as of January 20, 1999 by and between Luis Buhler ("Employee") and Simplex Solutions, Inc., a Delaware corporation (the "Company" or "Simplex").

                                    RECITALS

        A. It is expected that another company may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors. The Board of Directors recognizes that such consideration can be a distraction to Employee and can cause Employee to consider alternative employment opportunities. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

        B. The Company's Board of Directors believes it is in the best interests of the Company and its stockholders to retain Employee and provide incentives to Employee to continue in the service of the Company.

        C. The Board of Directors further believes that it is imperative to provide Employee with certain benefits upon a Change of Control and, under certain circumstances, upon termination of Employee's employment in connection with a Change of Control, which benefits are intended to provide Employee with financial incentives to remain with the Company, notwithstanding the possibility of a Change of Control.

        D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by Employee, to agree to the terms provided in this Agreement.

        Now therefore, in consideration of the mutual promises, covenants and agreements contained herein, and in consideration of the continuing employment of Employee by the Company, the parties hereto agree as follows:

        1. AT-WILL EMPLOYMENT. The Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement, or as may otherwise be available in accordance with the terms of the Company's established employee

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plans and written policies at the time of termination. The terms of this
Agreement shall terminate upon the earlier of (i) the date on which Employee ceases to be employed as an executive corporate officer of the Company, other than as a result of an Involuntary Termination, or (ii) the date that all obligations of the parties hereunder have been satisfied. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement. The rights and duties created by this Section 1 may not be modified in any way except by a written agreement executed by an officer of the Company upon direction from the Board of Directors.

        2.     TREATMENT OF STOCK OPTIONS UPON A CHANGE OF CONTROL.

               (a) INVOLUNTARY TERMINATION FOLLOWING A CHANGE OF CONTROL. In the event that Employee's employment is terminated as a result of an Involuntary Termination at any time within six (6) months following the effective date of a Change of Control, then, to the extent not limited by the provisions of Section 5, that portion of all unvested Company Common Stock and options to purchase Company's Common Stock granted to Employee over the course of his or her employment with the Company and held by Employee on the date of termination of employment shall become immediately vested on such date as to that number of shares that is equal to the greater of (i) that number of shares that would have vested in accordance with the terms of such option or stock purchase agreement, as the case may be, (assuming that Employee had remained in Continuous Status as an Employee, as defined in the relevant plan and stock purchase or option agreement, for twelve (12) months after the date of termination of employment) as of the date twelve (12) months after the date of termination of employment and (ii) that number of shares which, combined with all other shares in which Employee shall have vested prior to such date, equals 150,000 shares. Each such option (if any) shall be exercisable in accordance with the provisions of the option agreement and plan pursuant to which such option was granted.

               (b) CONTINUED EMPLOYMENT FOLLOWING A CHANGE OF CONTROL. In the event Employee remains an Employee of the Company until the date six (6) months after the effective date of a Change of Control, then, to the extent not limited by the provisions of Section 5, that portion of all stock and options to purchase the Company's Common Stock granted to Employee over the course of his or her employment with the Company and held by Employee on the date (the "Determination Date") six (6) months after the effective date of the Change of Control shall become immediately vested on the Determination Date as to that number of shares that is agreed to the greater of (i) that number of shares that would have vested in accordance with the terms of such option or sotck purchase agreement, as the case may be, (assuming that Employee had remained in Continuous Status as an Employee, as defined in the relevant plan and option agreement, for twelve (12) months after the Determination Date) as of the date twelve (12) months after the Determination Date and (ii) that number of shares which, combined with all other shares in which Employee shall have vested prior to such date, equals 150,000 shares. Each such option (if any) shall be exercisable in accordance with the provisions of the option agreement and plan pursuant to which such option was granted. The balance of shares that are not so exercisable



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shall continue to become exercisable each month thereafter according to the terms of such options for so long as the employee remains an employee of (or consultant to) the Company.

               (c) TERMINATION FOR CAUSE OR VOLUNTARY RESIGNATION. If Employee's employment is terminated for Cause or as the result of Employee's voluntary resignation at any time, then Employee shall not be entitled to receive payment of any severance benefits pursuant to the terms of this Agreement. Employee will receive payment(s) for all salary, bonuses and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (d) INVOLUNTARY TERMINATION. If Employee's employment is terminated as a result of an Involuntary Termination at any time, then Employee shall not be entitled to receive payment of any severance benefits under the terms of this Agreement except as set forth herein. Employee will receive payment(s) for all salary, bonuses and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

        3. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

               (a) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

                      (i) OWNERSHIP. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule l3d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

                      (ii) MERGER/SALE OF ASSETS. A merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                      (iii) CHANGE IN BOARD COMPOSITION. A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of



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January 1, 1999 or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but an Incumbent Director shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

               (b) CAUSE. "Cause" shall mean (i) gross negligence or willful misconduct in the performance of Employee's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

               (c) INVOLUNTARY TERMINATION. "Involuntary Termination" shall include any termination by the Company other than for Cause and Employee's voluntary termination, upon 30 days prior written notice to the Company, following (i) a material reduction or change in job duties, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements or a change in Employee's reporting relationship such that Employee is no longer reporting to the Board; (ii) any reduction of Employee's base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (iii) Employee's refusal to relocate to a facility or location more than 30 miles from the Company's current location.

        4. LIMITATION ON PAYMENTS. In the event that the severance and other benefits provided for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Sections 2(a) and 2(b) shall be payable either:

               (a) in full, or

               (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits under Section 2(a) and 2(b), notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by independent public accountants agreed to by the Company and the Employee (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and



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may rely on reasonable, good faith interpretations concerning the application of
Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

        5. CERTAIN BUSINESS COMBINATIONS. In the event it is determined by the Board, upon consultation with the Company management and the Company's independent auditors, that the enforcement of any agreement between Employee and the Company, including the provisions of Section 2(a) and 2(b) of this Agreement, which allows for the acceleration of vesting of stock options granted for the Company's Common Stock upon the effective date of a Change of Control or thereafter, would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such provision of this Agreement shall be null and void. For purposes of this Section 5, the Board's determination shall require the unanimous approval of the non-employee Board members.

        6. CONFLICTS. Employee represents that his or her performance of all the terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he or she is entering into or has entered into an employment relationship with the Company of his or her own free will and that he or she has not been solicited as an employee in any way by the Company.

        7. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder and thereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        8. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Employee shall be addressed to Employee at the home address which Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.



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        9.     MISCELLANEOUS PROVISIONS.

               (a) NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any benefits contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such benefits be reduced by any benefits that Employee may receive from any other source.

               (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

               (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

               (e) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Santa Clara, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

               (g) LEGAL FEES AND EXPENSES. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement.



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               (h) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 9(h) shall be void.

               (i) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

               (j) ASSIGNMENT BY COMPANY. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

               (k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]



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        The parties have executed this Agreement on the date first written above.

                                        SIMPLEX SOLUTIONS, INC.


                                        By: /s/ [Signature Illegible]
                                           -------------------------------------

                                        Title: PRESIDENT & CEO
                                              ----------------------------------

                                        Address: 10259 Ainsworth Dr.
                                                --------------------------------
                                                 Cupertino CA 95014
                                                --------------------------------



                                        LUIS BUHLER


                                        Signature: /s/ [Signature Illegible]
                                                  ------------------------------

                                        Address:  21908 Almaden Ave.
                                                --------------------------------
                                                 Cupertino CA 95014
                                                --------------------------------



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